SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

Date of Report (Date of earliest event reported) October 21, 2004



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number  1-13082


            New York                           13-3131650
  (State or other jurisdiction of           (I.R.S. Employer
   incorporation or organization)         Identification Number)

  603 West 50th Street, New York, NY              10019
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (212) 265-1500


                       Not Applicable
    (Former name or former address, if changed since last report)

Item 2.02.  Disclosure of Results of Operations and Financial
Condition.


      On October 21, 2004, Kenneth Cole Productions, Inc. (the "Company") (NYSE: KCP) issued a press release announcing the Company's results for the third quarter ended September 30, 2004, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits:

          99.1 Press release dated October 21, 2004.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.




                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: November 8, 2004       By:/s/ DAVID P.EDELMAN
                              Name: David P. Edelman
                              Title: Chief Financial Officer

                        Exhibit Index

Exhibit No.                   Description

     99.1                Press Release date October 21, 2004

Company Contact:               Investor Relations Contact:
David Edelman                  James R. Palczynski
Chief Financial Officer        Principal
Kenneth Cole Productions, Inc. Integrated Corporate Relations, Inc.
(212) 265-1500                 (203) 682-8229


  Kenneth Cole Productions, Inc. Announces Third Quarter
  Results
   Reports $0.59 of Earnings Per Share on Record Revenues
      Operating Income Increases 22.3% to $19.3 Million
   Reiterates Fourth Quarter Earnings Guidance of $0.55 to
                            $0.56

     New York, New York, October 21, 2004 / PR Newswire - Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the third quarter ended September 30, 2004. The company's third quarter operating income increased 22.3% to $19.3 million versus the year-ago level of $15.8 million. Earnings per fully-diluted share for the third quarter increased 20.4% to $0.59 versus $0.49 per fully- diluted share in the year-ago quarter. The Company's third quarter net revenue increased 9.6% to a record level of $144.7 million versus the year-ago level of $132.1 million.
     Third quarter wholesale revenues of $88.5 million were up 12.0% versus the prior year's level of $79.1 million. Consumer direct revenues for the third quarter increased
5.4% to $44.4 million versus $42.1 million in the same quarter last year. Comparable store sales for the quarter declined 1.1% versus the year-ago quarter; reflecting the adverse weather that affected the Southeast region during the quarter. Licensing revenue for the third quarter increased by 8.2% to $11.8 million versus $10.9 million in the same quarter of the prior year.
     Gross margin for the third quarter rose to 44.0%, an improvement of 40 basis points versus the prior year's period, primarily as a result of better sourcing and a reduction in promotional activity versus the prior year's third quarter.
     SG&A margin for the third quarter was 30.6% of sales, an improvement of 110 basis points versus the year ago level of 31.7%. The company's ongoing expense management program and various operational adjustments including its recent move to third-party variable warehousing were responsible for the cost savings.
     The Company's consolidated inventories of $58.4 million on September 30, 2004 were up 6.9% versus the year-ago level of $54.6 million. Wholesale inventories increased by 7.0% to $30.9 million while consumer direct inventories increased 6.9% to $27.5 million, appropriate for planned growth.
     Chairman and Chief Executive Officer Kenneth Cole said, "We performed well during the quarter, despite an increasingly challenging retail environment. We believe that our efforts to build a more responsive and increasingly efficient operation over the past several years has enabled us to maintain our profitability while at the same time serving the needs of the product and our brands."
     Kenneth Cole Productions, Inc. also today reiterated its prior earnings guidance for the fourth quarter of $0.55 to $0.56 per diluted share.
     The company also announced today that its board of directors had approved its third quarter dividend of $0.14 per share. The third quarter dividend is payable on December 16 to shareholders of record as of November 24th.

About Kenneth Cole Productions, Inc.
Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Reaction Kenneth Cole", "Unlisted, a Kenneth Cole Production" and "Bongo." The company has also granted a wide variety of third party licenses for the production of men's and women's apparel, timepieces, eyewear, and several other accessory categories. The company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct to consumer catalogs and e-commerce. . To find out more about Kenneth Cole Productions, Inc. (NYSE:KCP) visit our website at www.kennethcole.com.


Forward Looking Statement Disclosure
The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the company's products, the ability to enter into new product license agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

               Kenneth Cole Productions, Inc.
(In thousands, except per share amounts)
                           Quarter Ended            Nine Months Ended
                         9/30/04    9/30/03        9/30/04     9/30/03
Net sales                $132,929    $121,179     $350,000    $311,392

Licensing and other
Revenue                    11,784      10,887       30,147      27,726
                         --------    --------     --------    --------
Net revenue              $144,713    $132,066     $380,147    $339,118

Gross profit               63,624      57,624      167,466     149,197

Selling, gen'l &
administrative             44,344      41,855      125,518     114,208
                         --------    --------     --------    --------
Operating income           19,280      15,769       41,948      34,989

Interest income               330         158          921         650
                         --------    --------     --------    --------
Income before taxes        19,610      15,927       42,869      35,639

Income tax expense          7,452       5,893       16,291      13,186
                         --------    --------     --------    --------
Net income               $ 12,158    $ 10,034     $ 26,578    $ 22,453
                         ========    ========     ========    ========

Net income per share:
Basic                       $ .60       $ .51        $1.33       $1.15

Net income per share:
Diluted                     $ .59       $ .49        $1.29       $1.10

Average shares
outstanding:  Basic        20,170      19,627       20,024      19,558

Average shares
outstanding:   Diluted     20,693      20,475       20,677      20,389

Balance Sheet Data:            9/30/04      12/31/03       9/30/03
Cash                          $101,650      $111,102      $ 78,102
Due from Factor/Accounts
Receivable                      63,586        42,741        59,547
Inventory                       58,426        44,851        54,647
Total Assets                   302,345       273,841       265,585
Working Capital                181,129       154,161       144,690
Accounts Payable                32,821        33,847        39,718
Debt                                 0             0             0
Total Shareholders' Equity     222,719       196,334       185,313